UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 2, 2004

CABOT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-5667	04-2271897

(Commission File Number)	(IRS Employer Identification No.)

TWO SEAPORT LANE, SUITE 1300, BOSTON, MASSACHUSETTS 02210-2019

(Address of Principal Executive Offices)	(Zip Code)

(617) 345-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item   2.06   Material Impairments.

     On September 2, 2004, authorized officers of Cabot Corporation (the “Company”) concluded that due to the appointment of Voluntary Administrators by Sons of Gwalia (SGW.AU) under the Australian Corporations Act, the Company expects to record an impairment charge of $11.5 million for its remaining equity investment in Sons of Gwalia in the fourth quarter ending September 30, 2004. The impairment charge is not expected to result in any future cash expenditures. The Company issued a press release announcing the expected impairment charge on September 2, 2004, a copy of which is filed herewith and incorporated herein by reference.

Item   9.01   Financial Statements and Exhibits.

(c)   Exhibits.

       99.1 Press release issued by Cabot Corporation on September 2, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT CORPORATION

	By:	/s/ David J. Elliott Name: David J. Elliott Title: Controller
Date: September 3, 2004

EXHIBIT INDEX

Exhibit
Number	Title
99.1	Press release issued by Cabot Corporation on September 2, 2004